NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK OF
THE BRAZIL FUND, INC.
         This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a shareholder’s certificates for shares of common stock, par value $0.01 per share (the “Shares”) of The Brazil Fund, Inc., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 12:00 midnight, Eastern time on the Expiration Date of the Offer. The “Expiration Date” of the Offer is August 25, 2005, unless the Fund, in its sole discretion, extends the period during which the Offer is open, in which case “Expiration Date” shall mean the last date the Offer, as so extended by the Fund, shall expire. This form may be delivered by hand or overnight courier or transmitted by facsimile transmission or mail to the Depositary at the appropriate address set forth below and must be received by the Depositary on or before the Expiration Date. See Section 4, “Procedures for Tendering Shares for Repurchase,” of the Offer to Repurchase dated July 28, 2005 (the “Offer to Repurchase”).
The Depositary:
The Colbent Corporation

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:	By Hand:
The Colbent Corporation Attn: Corporate Actions POB 859208 Braintree, MA 02185-9208	The Colbent Corporation Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184	The Colbent Corporation Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN THOSE SHOWN ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:
      The undersigned hereby tenders to The Brazil Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Repurchase, dated July 28, 2005 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below and all Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the dividend reinvestment plan pursuant to the guaranteed delivery procedures set forth in Section 4, “Procedures for Tendering Shares for Repurchase,” of the Offer to Repurchase.
Number of Shares Tendered:
________________________________________________________________________________

Certificate Nos. (if available):	Name(s) of Record Holder(s):

Address:

If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: ☐ The Depository Trust Company Account Number:	Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:
The undersigned also tenders all uncertified Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan:

☐  Yes     ☐ No

(Note: If neither of these boxes is checked, any such uncertificated Shares will NOT be tendered.)
Dated: , 2005	Signature
YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT REPURCHASE YOUR SHARES.

Shareholder Accounts:
Brazilian Accounts:

Name of custodian (omnibus account holder — applicable only to holders of passenger accounts):

Address, City and Zip Code of custodian:

Name of Brazilian subcustodian (Brazilian financial institution):

Address, City and Zip Code of Brazilian subcustodian:

Account No. of passenger or proprietary account:

Name of account holder (tendering shareholder):

CVM Code:
YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT REPURCHASE YOUR SHARES.

GUARANTEE
          The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby: (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, within three business days after the Expiration Date of the Offer; and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.
Name of Firm:

(Please Print)
Authorized Signature:

Name:

(Please Print)
Title:

Address:

(Include Zip Code)
Area Code and Telephone Number:

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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